SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 27, 1999



                        ELECTRONIC CLEARING HOUSE, INC.
             (Exact name of registrant as specified in its charter)



NEVADA                            0-15245                 93-0946274
(State or other jurisdiction    (Commission              (IRS Employer
    of incorporation)            File Number)             Identification
                                                             No.)



28001 Dorothy Drive, Agoura Hills, California            91301
(Address of principal executive offices)                (Zip Code)



        Registrant's telephone number, including area code (818) 706-8999




          (Former name or former address, if changes since last report)









ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On April 27, 1999, Electronic Clearing House, Inc., a Nevada corporation ("ECHO"), acquired Magic Software Development, Inc. ("Magic"), a New Mexico corporation, through a merger (the "Merger") of ECHO's wholly-owned subsidiary, ECHO Acquisition Corporation, a New Mexico corporation ("EAC"), with and into Magic. The Merger was consumated on the terms set forth in an Agreement and Plan of Reorganization dated April 20, 1999, by and among ECHO, EAC and Magic (the "Merger Agreement"), attached hereto as Exhibit 2.1. As a result of the Merger, Magic is now a wholly-owned subsidiary of ECHO.

     Magic is a provider of electronic check verification, electronic check re-presentment, check conversion, and check guarantee solutions to financial services companies and retailers across the nation. Magic processes over 75 million check verification transactions per year, totaling over two billion dollars. Magic currently employs 13 full-time employees, primarily programmers and engineers.

     At the present, a majority of Magic's revenue is generated from electronic check verification. Electronic check verification is the process of using an electronic device to verify information about a check being presented for payment. The information is verified against data, which have previously been collected and stored in a database. A verification compares information to a negative database, a positive database, or combination of both. ECHO intends to offer all of the services and products of Magic to its core merchant base once Magic is fully integrated into ECHO's operations.

     Pursuant to the Merger Agreement, ECHO issued a total of 1,000,000 shares of common stock ("Base Shares") to the selling shareholders of Magic. The Base Shares are to be held in escrow, and 500,000 shares will be released to the selling shareholders of Magic on April 1, 2001 and 500,000 shares will be released on April 1, 2002. In addition, up to 1,000,000 shares of common stock ("Performance Shares") will be issued to the Magic selling shareholders upon the achievement of certain predetermined earnings goals for fiscal year 2000 and 2001. Any Performance Shares issued will be held in escrow and 50% will be released on April 1, 2003 and the balance to be released on April 1, 2004. The Merger is being accounted for as a purchase, not a pooling of interests.

     All liabilities and expenses paid by ECHO in connection with the Merger were funded from ECHO's working capital. ECHO expects its operating results to be adversely affected in the first year as a result of the Merger.

     The description of the Merger contained herein is qualified in its entirety by reference to the Merger Agreement and the Press Releases issued by ECHO dated April 20, 1999, and April 29, 1999, copies of which are filed herewith and incorporated herein by reference as Exhibits 2.1 and 99.1 respectively.








ITEM 7.  FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. Financial statements of the business acquired, prepared pursuant to Rule 3-05 of Regulation S-X, are unavailable as of the date of this filing. Such information will be filed on or before July 9, 1999.

     (b) PRO FORMA FINANCIAL INFORMATION. Pro Forma financial information required pursuant to Article 11 of Regulation S-X is unavailable as of the date of this filing. Such information will be filed on or before July 9, 1999.


     (c)  EXHIBITS:

          Exhibit
          Number         Description of Document

            2.1 Merger Agreement and Plan of Reorganization, dated April 20, 1999, by and among ECHO, EAC and Magic

           99.1          Press Release, dated April 29, 1999

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                              ELECTRONIC CLEARING HOUSE, INC.
                                     (Registrant)




                              By:
                                   Alice L. Cheung, Treasurer &
                                     Chief Financial Officer



Dated:  May 11, 1999

                                                                    EXHIBIT 2.1


                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

This Merger Agreement and Plan of Reorganization ("Agreement") is made as of the 20th day of April, 1999 by and among Electronic Clearing House, Inc., a Nevada corporation ("ECHO"), ECHO Acquisition Corporation, a New Mexico corporation ("EAC"), Magic Software Development, Inc., a New Mexico corporation ("Magic"), and the individuals listed and signing at the end of this Agreement in Article XI ("Selling Shareholders").

WHEREAS the Selling Shareholders own all of the right, title and interest in all of the outstanding shares of capital stock of Magic ("Magic Shares") as set forth in Article XI;

WHEREAS EAC desires to merge into Magic and Magic desires to merge with EAC as set forth in this Agreement ("Merger");

WHEREAS Selling Shareholders approve the Merger and desire to receive shares of ECHO in connection with the Merger;

WHEREAS ECHO is wiling to issue up to 2,000,000 shares of the common capital stock of ECHO in connection with the Merger ("ECHO Shares");

WHEREAS Magic would become a wholly-owned subsidiary of ECHO as a result of the Merger;

NOW THEREFORE IN CONSIDERATION OF THE MUTUAL COVENANTS SET FORTH HEREIN, THE PARTIES AGREE AS FOLLOWS:



                                        I
                              TERMS OF TRANSACTION

1.1      Merger and Effect of Merger.

         1.1.1. Merger of EAC and Magic. EAC will be merged with and into Magic effective on date that Articles of Merger in the form attached to this Agreement as Exhibit Al are filed with the New Mexico Secretary of State ("Effective Date").

         1.1.2. Magic Surviving Corporation. Magic will be the surviving corporation in the Merger. After the Effective Date, Magic's corporate name, existence and all its purposes, powers and objectives will continue unaffected and unimpaired by the Merger, Magic will continue to be governed by the laws of the state of New Mexico, and Magic will succeed to EAC's rights, assets, liabilities and obligations in accordance with the Business Corporation Act of New Mexico.

         1.1.3. Articles of Incorporation. No changes in the Articles of Incorporation of Magic will be effected by the Merger. The Articles of Incorporation of Magic on the Effective Date will continue to be the Articles of Incorporation of Magic after the Effective Date. From and after the Effective Date, said Articles of incorporation, as they may be amended from time to time, will be, and may be separately certified as, the Articles of Incorporation of Magic

        1.1.4 Bylaws. The Bylaws of Magic in effect on the Effective Date shall be the Bylaws of Magic after the Effective Date until those bylaws are duly altered, amended or repealed.

        1.1.5 Directors. The Directors of Magic on the Effective Date will be the Directors of Magic after the Effective Date until their successors are duly elected and qualify. The officers of Magic on the effective date shall be the officers of Magic after the effective date, subject to the terms of this Agreement.

        1.1.6 Conversion of EAC Shares. Effective on the Merger, each share of EAC at the time issued and outstanding will be converted into one share of the common capital stock of Magic.

        1.1.7 Conversion of Magic Shares. Effective on the Merger, all of the shares of Magic at the time issued and outstanding (other than dissenting shares to the extent provided in the Business Corporation Act) will by virtue of the Merger and without action on the part of any shareholder of Magic be converted into the right to receive ECHO Shares as provided in this Agreement.

        1.1.6 Tax-Free Reorganization. The Merger is intended by ECHO, EAC, Magic and the Selling Shareholders to be a tax-free reorganization as defined in Section 368(a)(l)(A) of the Internal Revenue Code of 1986, as amended ("Code") (it being understood that no representation or warranty as to such effect is or has been made); and this Agreement is intended to be a, Plan of Reorganization under that Section.

1.2     Base Shares

        1.2.1 Issuance of Base Shares to Selling Shareholders at the Effective Date. Upon effectiveness of the Merger, ECHO will issue to each of the Selling Shareholders the number of ECHO Shares set forth opposite that Selling Shareholders name in Article XI as "Base Shares," aggregating a total of 1,000,000 Base Shares, subject to the terms of this Agreement.

        1.2.2 Escrow of Base Shares.Certificates representing the Base Shares shall be delivered to the Secretary of ECHO, to be held in escrow in accordance with an escrow agreement containing the terms set forth in the form of escrow agreement attached to this Agreement as Exhibit A2 ("Escrow Agreement"). Subject to the terms of the Escrow Agreement, certificates for 500,000 Base Shares shall be released from the escrow and delivered to the Selling Shareholders on April 1, 2001; and certificates for the remaining 500,000 Base Shares shall be released from the escrow and delivered to the Selling Shareholders on April 1, 2002. Base Shares reflected in certificates held in escrow cannot be transferred or otherwise alienated until released from escrow except as provided in this Agreement.


1.3     Performance Shares.

        1.3.1. Issuance of Performance Shares to Selling Shareholders On Achievement of Performance Goals. As of the last day of Performance Period # 1 (April 1, 1999 through March 31, 2001) and Performance Period #2 (April 1, 2001 through March 31, 2002). ECHO will issue to each of the Selling Shareholders the number of ECHO Shares to which that Selling Shareholder shall be entitled pursuant to this Section 1.3.1, up to the total number of Shares set forth opposite that Selling Shareholder's name in Article XI as "Performance Shares," aggregating up to a maximum of 1,000,000 Performance Shares, subject to the terms of this Agreement.

     The number of Performance Shares that shall be issued under this Section
1.3.1 Is based on Net Earnings accrued during Performance Period #1 and Performance Period #2.

     Net Earnings shall be net earnings before taxes as reflected on the income statement of Magic for the applicable Performance Period, calculated in accordance with generally accepted accounting principles. Net earnings shall reflect deductions for administrative charges of ECHO in accordance with ECHO's good faith general policy for allocating administrative charges to subsidiaries. ECHO's current policy for allocating administrative charges is set forth in Exhibit B.

     In the event of a merger of ECHO or Magic with another company (other than the Merger contemplated by this Agreement), whether ECHO or Magic is the surviving company or absorbed company, or the acquisition of 50 percent of the outstanding shares of ECHO or Magic by another company or other person or group of persons in the same transaction or series of related transactions prior to the end of any Performance Period, Net Earnings shall be the Net Earnings calculated as previously described divided by two (2) in respect to the period from the closing of such transaction or series of related transactions until the end of Performance Period #2.

     Performance Period #1 shall commence on April 1, 1999 and shall terminate on March 31, 2001.


     For Performance Period #1, Performance Shares shall be issued in accordance with the following:

                                  Number of
      Net Earnings                Performance Shares

      Less than $250,000          None
      $250,000 or more            250,000 plus one Performance Share
                                  for each $1.00 by which Net Earnings
                                  exceed $250,000, up to the maximum
                                  of 1,000,000 Performance Shares

     Performance Period #2 shall commence on April 1, 2001 and shall terminate on March 31, 2002. For Performance Period #2, Performance Shares shall be that percentage of the Remaining Shares (as defined hereinafter) represented by the ratio: (1) the amount by which Net Earnings for Performance Period #2 exceeds $1,000,000, up to a maximum of $1,000,000; divided by (2) $1,000,000. Thus, if
500,000 shares are issued in respect to Performance Period #1 (resulting in 500,000 Remaining Shares) and Net Earnings for Performance Period #2 were $1,600,000, then 300,000 shares would be issued in respect to Performance Period #2; that is $1,600,000 - $1,000,000 = $600,000, $600,000/$1,000,000 =
 .60, .60 x 500,000 = 300,000. "Remaining Shares" means 1,000,000 Performance
Shares less the number of Performance Shares issued with respect to Performance Period #1.

     Each Selling Shareholder shall be entitled to receive that percentage of the aggregate number of Performance Shares issued as is pro rata to the number of Magic Shares held by that Shareholder immediately prior to Closing.

     Fractional shares shall not be issued. Any fraction of a share shall be rounded up to 1 share.

     The number of Performance Shares to be issued hereunder shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination or similar transaction effected without additional payment for shares. The foregoing shall not apply to any conversion of convertible securities or any issue of securities on exercise of warrants or options to purchase such securities.

      1.3.2 Escrow of Performance Shares. Certificates for Performance Shares shall be delivered to the Secretary of ECHO immediately on issue, to be held in escrow in accordance with the Escrow Agreement. Subject to the terms of the Escrow Agreement, certificates for fifty percent (50%) of the aggregate number of Performance Shares that shall have been issued with respect to Performance Periods #1 and #2 shall be released from the escrow and delivered to the Selling Shareholders on April 1, 2003; and certificates for the remaining fifty percent (50%) of the Performance Shares that shall have been so issued shall be released from the escrow and delivered to the Selling Shareholders on April 1, 2004. Thus, if 500,000 Performance Shares are issued with respect to Performance Period #1 ending March 31, 200 1, and 300,000 Performance Shares are issued with respect to Performance Period #2 ending March 31, 2002, aggregating 800,000 Performance Shares, certificates for 400,000 of those Performance Shares will be released from the escrow on April 1, 2003 and certificates for 400,000 of those Performance Shares will be released from the escrow on April 1, 2004.

     Performance Shares reflected in certificates held in escrow cannot be transferred or otherwise alienated until released from escrow, except as provided in this Agreement.

      1.4 Shareholder Rights. Subject to the terms of the Escrow Agreement, Selling Shareholders shall have all of the rights of Shareholders with respect to Base Shares and Performance Shares upon issuance thereof, except the right to assign or transfer those Shares while such Shares are held in the escrow subject to the terms of this Agreement.

      1.5 Allocation of Base Shares. For ECHO tax and accounting purposes, the parties intend that all Base Shares issued to Selling Shareholders shall be allocated in respect to Magic tangible assets at book value of those tangible assets and in respect to Magic intangible assets at fair market value of those intangible assets.

      1.6 Limited Right to Transfer. Notwithstanding any other provision of this Agreement, Selling Shareholders shall have the right to transfer ECHO Shares to any person, provided that: (1) the transfer does not violate any federal or state securities law or other law, (2) the transferee agrees to be bound by all of the terms of the Escrow Agreement, (3) the Selling Shareholders assume all tax liabilities arising out of the transfer; and (4) the Selling Shareholders indemnify ECHO against any claim and/or liability arising out of such transfer.

                                       II
                                 MAGIC EMPLOYEES

     2.1 Kris D. Winckler. Effective as of the Effective Date ECHO agrees to cause Magic to employ Kris D. Winckler in the position of President, upon the terms and conditions set forth in Exhibit Cl to this Agreement.

     2.2 Steven D. Kirk. Effective as of the Effective Date, ECHO agrees to cause Magic to employ Steven D. Kirk in the position of Vice President-Sales, upon the terms and conditions set forth in Exhibit C2 to this Agreement.

     2.3 Robert L. Hare. Effective as of the Effective Date, ECHO agrees to cause Magic to employ Robert L. Hare in the position of Vice President-Development, upon the terms and conditions set forth in Exhibit C3 to this Agreement.

     2.4 Steven J. Freed. Effective as of the Effective Date, ECHO agrees to cause Magic to employ Steven J. Freed in the position of Vice President-Operations, upon the terms and conditions set forth in Exhibit C4 to this Agreement.

     2.5 Other Employees. ECHO and Kris D. Winckler will determine whether employees of Magic other than those referred to in Sections 2.1 through 2.4 shall be retained as employees of Magic. Any retention of those employees will be on an "at-will" basis, unless ECHO agrees otherwise. There are no assurances that those employees will be retained for any period of time after the Effective Date, and any or all of such employees may be terminated at any time for any reason or no reason.


                                       III
                        REPRESENTATIONS AND WARRANTIES OF
                         MAGIC AND SELLING SHAREHOLDERS

     Magic and the Selling Shareholders jointly and severally represent and warrant to ECHO as of the date of this Agreement and as of the Effective Date as follows, except as set forth in Exhibit D:

     3.1 Organization and Standing: Authority. Magic is a corporation duly organized, validly existing, and in good standing under the laws of New Mexico. Magic has the requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted and to enter into this Agreement. All corporate action on the part of Magic, its shareholders, directors and officers necessary for the authorization, execution, delivery and performance of this Agreement by Magic has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered, is a valid and binding obligation of Magic and each of the Selling Shareholders, and will not violate the Articles of incorporation or bylaws of Magic or any agreement, law, regulation, government order or other obligation under which Magic or any of the Selling Shareholders is bound. Magic is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where failure to be so qualified will not have an effect on the business, properties, assets, condition (financial or otherwise), liabilities, operations or prospects of Magic taken as a whole in an amount in excess of $10,000 ("Material Adverse Effect").

     3.2 Corporate Documents. Magic has delivered to ECHO true copies of its Articles of Incorporation and its bylaws as currently in effect, all stock records, and all minutes of meetings and all consents and other actions of its shareholders, board of directors, executive committee, and other governing boards. There shall have been no changes to these documents at the time of the Effective Date. Magic is in full compliance with all provisions of such documents.

     3.3 Bank Statements. Magic has delivered statements of all banks and other institutions at which it maintains funds for each of the three preceding months. Magic does not maintain funds at any institution other than those for which statements have been delivered hereunder.

     3.4 Subsidiaries. Magic has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any other corporation, association or business entity.

     3.5 Capitalization. The authorized capital stock of the Magic consists 10,000 shares of Common Stock, of which 100 shares are issued and outstanding. All issued and outstanding shares have been duly authorized and validly issued, and are fully-paid and nonassessable. There are no outstanding options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of Magic, nor any agreements to issue any such rights. All outstanding capital stock was issued in full compliance with all applicable laws. There are no bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matter.

     3.6 Financial Statements. Magic has delivered to ECHO a balance sheet and income statement for each of the fiscal years ended December 31, 1994, 1995, 1996, 1997, and 1998, prepared in accordance with generally accepted accounting principles. The balance sheet and income statement for the fiscal year ended December 31, 1998 has been audited by a firm of public accountants acceptable to ECHO. The balance sheets fairly present the assets, liabilities, and financial condition of Magic as of the dates presented and the income statements fairly present the results of operations of Magic for the periods therein referred to. To the best of Magic's and each Selling Shareholder's knowledge, there have been no material changes in any asset or liability reflected in the most recent such balance sheet after the date of that balance sheet. Magic has not sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

      3.7 Liabilities. To the best of Magic's and each Selling Shareholder's knowledge, other than as disclosed in the most recent balance sheet or other document delivered to ECHO, Magic has no direct or contingent liabilities. There are no known or expected actions, suits, proceedings or investigations pending against Magic or its properties before any court, governmental agency, or other tribunal, domestic or foreign. No known claims against Magic or any of its shareholders, directors, officers, employees, agents or consultants have been asserted claiming any rights to any tangible or intangible property owned, claimed or used by Magic, or claiming that the business of Magic violates any patent, trade secret, or other right of any person including any former or other present employer of any such guarantor, surety, co-signer, endorser or co-maker with respect to the liability of any other person. Magic has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock. Magic has given no power of attorney to any person.

      3.8 Intangible Assets. A list of all intangible assets, including without limitation all concepts, designs, ideas, methods, computer programs, systems, patents, trade secrets, trademarks, trade names and copyrights, is set forth in Exhibit E. Developing, marketing, assigning or transferring, or other use of any such intangible asset after the Effective Date will not infringe the rights of any other person. Magic possess sufficient legal rights to all intangible assets necessary for the conduct of Magic's business as now conducted and as proposed to be conducted. Without limiting the foregoing, Magic has not entered into any cross-licensing arrangement with any person or entity, and there are no agreements relating to and materially affecting any intangible asset or the use or ownership thereof, including without limitation license agreements, confidentiality or non-disclosure agreements, assignments or agreements to assign, development agreements, settlement agreements or similar agreements. None of the Selling Shareholders, and to the best of Magic's and each Selling Shareholder's knowledge no other person who is an employee of Magic, is obligated under any agreement or subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's duties with Magic or that would conflict with Magic's business as presently proposed to be conducted. Magic will not need to utilize any inventions, trade secrets or proprietary information of any of its employees or shareholders made prior to their employment by Magic, except for inventions, trade secrets or proprietary information that have been assigned to Magic (copies of all such assignments having been delivered to ECHO). Neither Magic nor any Selling Shareholder has received information that any other person is engaged in any activity or contemplating any activity that might constitute an infringement or other violation of Magic's rights with regard to any of its intangible assets.

     3.9 Agreements and Licenses. All oral and written agreements, including without limitation all licenses, to which Magic is a party or under which it is bound are listed in Exhibit F. All such agreements and licenses have been delivered to ECHO. All such agreements and licenses are valid, binding and enforceable in accordance with their terms. Magic is not in default or breach of any such agreement or license. Execution and performance of this Agreement will not violate or breach any such agreement or license. Without limiting the generality of the foregoing, no warranty or representation has been made to any customer of Magic other than as set forth in written agreements with such customer, all of which are listed in Exhibit F.

     3.10 Title to Properties. Magic has good and marketable title to all its properties and assets, including leasehold interests, trade secrets, trademarks, copyrights, patents, software, systems and other intangible assets. Magic's tide to its properties and assets is free and clear of any lien, claim, encumbrance or restriction of any nature. In particular, without limiting the generality of the foregoing, no person has any claim, lien or other rights in or against any intellectual property or other intangible asset of Magic including without limitation any of Magic's software programs except pursuant to written license agreements all of which are listed in Exhibit F. To the best of Magic's and each Selling Shareholder's knowledge, there are no pending or threatened proceedings of any nature alleging any violation of any right of any other person with respect to any of Magic's properties or assets.

     3.11 Accounts Receivable and other Receivables. To the best of Magic's and each Selling Shareholder's knowledge, all accounts receivable are current and collectible in the ordinary course of business Magic has not made any loans or advances to any person, other than in the ordinary course of business.

     3.12 Insurance. All policies of insurance owned or held by Magic are listed in Exhibit G. All such policies are in full force and effect, and will not be affected by the transactions contemplated by this Agreement.

     3.13  Leases. All leases under which Magic is bound are listed in Exhibit
H. All such leases are in full force and effect, and will not be affected by the transactions contemplated by this Agreement. Magic is not in default or breach of any lease.

     3.14 Employees. Magic has no (a) retirement, pension, profit sharing, deferred compensation, bonus, or other compensation plan, other than regular salaries and wages, (0) stock option, stock purchase or other employee stock or equity plan, (c) medical or disability plan, (d) other employee benefit plan, (e) employment agreement of any kind. To the best of Magic's and the Selling Shareholder's knowledge, no director, officer or employee is obligated under any contract, license, covenant, commitment or other agreement, or subject to any judgment, decree, or other order that would conflict with his or her obligation to use his or her best efforts to promote the interests of Magic. Except as provided in this Agreement, no employee of Magic has been granted the right to continued employment by Magic or to any material compensation following termination of employment by Magic or consummation of the transactions contemplated by this Agreement. Neither Magic nor any Selling Shareholder is aware that any officer or employee intends to terminate his or her employment with Magic.

     3.15 Taxes. All tax liabilities of any nature incurred by Magic have been paid. To the best of Magic's and each Selling Shareholder's knowledge, no facts exist that would be grounds for the assessment of any additional tax liability. All required tax returns of Magic have been accurately prepared and duly and timely filed. Magic has not been advised that any of its returns, federal, state or other, have been or are being audited.

     3.16 Compliance with Law. To the best of Magic's and each Selling Shareholder's knowledge, Magic is in full compliance with all laws and regulations applicable to its business, and all judgments, decrees, orders, and writs to which Magic is subject (copies of all of which have been delivered to ECHO). To the best of Magic's and each Selling Shareholder's knowledge, Magic possesses from the appropriate governmental authorities, all licenses, permits, certificates, approvals, franchises and other authorizations as are necessary for Magic to engage in the business currently conducted.

     3.17 Governmental Consent. To the best of Magic's and each Selling Shareholder's knowledge, after consultation with legal counsel, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Magic or the Selling Shareholders is required in connection with the valid execution and delivery of this Agreement or the consummation of any other transaction contemplated hereby except filing Articles of Merger as provided in Section 1.1.

     3.18 Investment Intent. Each of the Selling Shareholders will acquire the ECHO Shares to be issued to that Shareholder pursuant to this Agreement for investment for his own account, not as a nominee or agent, and not with a view to or for sale in connection with any distribution of the ECHO Shares, or any part thereof; he has no present intention of selling, granting participation in' or otherwise distributing the ECHO Shares.

     3.19 No Registration of ECHO Shares. Each of the Selling Shareholders understands that the ECHO Shares have not been registered under the Securities Act of 1933 ("Securities Act") nor registered or qualified under the New Mexico Securities Act, the Washington Securities Act including Chapter 21.20 of the Revised Code of Washington ("RCW"), nor other applicable securities law, on the basis that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act and from registration or qualification under applicable securities laws, and that ECHO's reliance on such exemptions is predicated on the representations set forth herein. in this connection, each of the Selling Shareholders understands that the offering of ECHO Shares contemplated by this Agreement and related documents and disclosures have not been reviewed or recommended by the U.S. Securities and Exchange Commission ("SEC") nor by the securities administrator of New Mexico, Washington or any other state or jurisdiction. Therefore, ECHO Shares cannot be resold unless registered under the Securities Act, and registered or qualified under any applicable state securities law including without limitation the Securities Act of Washington Chapter 21.20 RCW and the Securities Act of New Mexico, or unless an exemption from registration is available.

     3.20 Restrictions on Transfer. Each of the Selling Shareholders understands that the ECHO Shares cannot be sold or transferred unless registered under the Securities Act of 1933 and registered or qualified under applicable state or other securities laws, or an exemption applies.

     3.21 Knowledge of Business/Ability to Bear Economic Risk. Each of the Selling Shareholders is familiar with the business of ECHO, and has received each of the following: (1) ECHO's 1998 Annual Report to Shareholders; (2) Form 10-K for the Fiscal Year ended September 30, 1998; (3) Form 10-Q for period ended December 31, 1998; (4) Proxy Statement dated January 4, 1999. Each of the Selling Shareholders understands that he can request, and that ECHO will promptly provide to the Selling Shareholder on such request, any exhibit required to be filed with the Securities and Exchange Commission m connection the foregoing documents including the Exhibits referred to in Part IV of the aforementioned Form 10-K. Each of the Selling Shareholders is experienced in the type of business engaged in by ECHO, is able to fend for himself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment in the ECHO Shares, and has the ability to bear the economic risks of the investment.

     3.22 Due Diligence. Each of the Selling Shareholders represents that he has had the opportunity to ask questions of; and to receive answers from, ECHO concerning the terms and conditions of his investment in the ECHO Shares and to obtain additional information (to the extent ECHO possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to him or to which he had access.

     3.23 Free of Liens and Encumbrances. The Magic Shares are validly issued, fully-paid and nonassessable, and are free of any liens, claims, encumbrances, or other restrictions of any kind.
Neither the execution of this Agreement nor the transactions contemplated herein shall violate the Articles of incorporation or bylaws of Magic, any agreement, or any law, rule or order of any governmental authority or any court.

     3.24 Operation of Software and Systems. All data processing systems, including all software programs, of Magic operate normally in accordance with the specifications and functions for those systems and software programs previously disclosed to ECHO. Magic is making all such systems ready for the year 2000 and does not expect such systems to be adversely affected by the advent of that year. Except as stated in the first sentence of this Section 324, neither Magic nor any of the Selling Shareholders is aware of any material defect in design, materials, manufacture, performance or otherwise in any products or services developed, manufactured, distributed, licensed, sold or provided by Magic since Magic's incorporation or any defect in repair to, service of; or replacement of; any such products which would give rise to a Material Adverse Effect.

     3.25 Suppliers and Customers. No substantial supplier or customer (who accounted for more than 2% of aggregate 1998 purchases or more than 2% of aggregate 1998 revenues, as the case may be) or any prospective customer, has indicated to Magic or to any Selling Shareholder that it intends to terminate its relationship with Magic, nor does Magic or any Selling Shareholder have knowledge that any such supplier or customer intends to terminate such relationship. There is no information that would indicate that Magic does not have good business relations with each supplier and customer, or that consummation of the transactions contemplated by this Agreement would or might disrupt Magic's existing relationships with any such supplier or customer.

     3.26 Records. Magic has made available all of its records to ECHO in all media, including without limitation all financial records, product records, software code, written operating procedures, customer records, personnel records, and insurance records.

     3.27 No Material Adverse Effect. To the best of Magic's and each Selling Shareholder's knowledge, there does not exist any fact or circumstance which, alone or together with another fact of circumstance, could reasonably be expected to have a Material Adverse Effect on the business, properties, assets, condition (financial or otherwise), liabilities, operations, properties or future prospects of Magic.

     3.28 Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by Magic or any of the Selling Shareholders.

     3.29 Truth of Representations and Warranties. All of the representations and warranties set forth in this Article III shall be true as of the time of the Effective Date. No representation or warranty or other statement made to ECHO by Magic or any Selling Shareholder contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement, in light of the circumstances under which the statement was made, not misleading.

     3.30 Survival of Provisions. The provisions of this Article III shall survive Closing and the Merger.

     3.31 Knowledge Representation. When the words "to the best of Magic's and each Selling Shareholder's knowledge" appear in the provisions of this
Article III, it is understood that no affirmative investigation has been made to confirm such "knowledge."



                                       IV
                 REPRESENTATIONS AND WARRANTIES OF ECHO AND EAC

     ECHO and EAC each represents and warrants to Magic and the Selling Shareholders as of the date of this Agreement and as of the date of the Effective Date as follows, except as set forth in Exhibit
I:

     4.1 Organization and Standing: Authority. ECHO is a corporation duly organized, validly existing, and in good standing under the laws of Nevada. EAC is a corporation duly organized, validly existing, and in good standing under the laws of New Mexico. Each has the requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted and to enter into this Agreement. All corporate action on the part of ECHO and EAC, its shareholders, directors and officers necessary for the authorization, execution, delivery and performance of this Agreement by ECHO and EAC has been taken or will be taken prior to the Effective Date This Agreement, when executed and delivered, is a valid and binding obligation of ECHO and EAC and will not violate the Articles of incorporation or bylaws of ECHO or EAC or any agreement, law, regulation, government order or other obligation under which ECHO or EAC is bound.

     4.2 Capitalization. The authorized capital stock of ECHO consists 26,000,000 shares of Common Stock, of which 15,114,300 shares were issued and outstanding on September 30,1998; and 5,000,000 shares of Convertible Preferred Stock, of which 23,511 shares of Series H Preferred Stock were issued and outstanding on that date, 325,000 shares of Series K Preferred Stock were issued and outstanding on that date, and 168,000 shares of Series L Preferred Stock were issued and outstanding on that date. All issued and outstanding shares have been duly authorized and validly issued, are fully-paid and nonassessable, and were issued in full compliance with all applicable laws. Options to acquire up to 3,801,000 shares of Common Stock at exercise prices ranging from $0.40 to $1.06 per share were outstanding on September 30, 1998, and warrants to acquire up to 1,000,000 shares of Common Stock at $0.40 per share were outstanding on that date. Holders of shares of Common Stock have one vote for each share of Common Stock held in connection with matters on which a shareholder vote is taken, the right to receive dividends and other distributions when, as and if declared by the board of directors, and such other rights as may be set forth in the Articles of incorporation and required by applicable law The rights of holders of capital stock of ECHO are more fully described in the Articles of incorporation of ECHO, and the foregoing description in this Section 4.2 is subject in all respects to the provisions of those Articles. There are no bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matter. The authorized capital stock of EAC consists of 10,000 shares of Common Stock of which 100 shares are issued and outstanding. The rights of holders of capital stock of EAC are more fully described in the Articles of incorporation of EAC.

     4.3 Corporate Documents. ECHO and EAC has each delivered to Magic true copies of its Articles of Incorporation and its bylaws as currently in effect. There shall have been no changes to these documents at the time of the Effective Date.

     4.4 Financial Statements. ECHO has delivered to Magic a balance sheet and income statement for each of the fiscal years ended September 30, 1994, 1995, 1996, 1997, and 1998, prepared in accordance with generally accepted accounting principles. The balance sheets fairly present the assets, liabilities, and financial condition of ECHO as of the dates presented and the income statements fairly present the results of operations of ECHO for the periods therein referred to. To the best of ECHO's knowledge, there have been no material changes in any asset or liability reflected in the most recent such balance sheet after the date of that balance sheet.

     4.5 Governmental Consent. To the best of ECHO's and EAC's knowledge, after consultation with legal counsel, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of ECHO or EAC is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or delivery of the ECHO Shares, or the consummation of any other transaction contemplated hereby, except filing Articles of Merger as provided in Section 1.1, certain securities filings in connection with applicable exemptions from registration and/or qualification requirements, and certain filings required by federal securities regulations.

     4.6 Free of Liens and Encumbrances. The ECHO Shares when issued as provided in this Agreement will be validly issued, fully-paid and nonassessable, and will be free of any liens, claims, encumbrances, or other restrictions of any kind except those relating to applicable securities laws requirements and those set forth in this Agreement. Neither the execution of this Agreement nor the issuance of the ECHO Shares to Selling Shareholders as contemplated herein shall violate the Articles of incorporation or bylaws of ECHO or EAC, any agreement, or any law, rule or order of any governmental authority or any court.

     4.7 Truth of Representations and Warranties. All of the representations and warranties set forth in this Article IV shall be true as of the Effective Date. No representation or warranty or other statement made to Magic or any Selling Shareholder by ECHO or EAC contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement, in light of the circumstances under which the statement was made, not misleading.

     4.8 Due Diligence. ECHO represents that ECHO has had the opportunity to ask questions of; and to receive answers from, Magic concerning the terms and conditions of its investment in Magic Shares and to obtain additional information (to the extent Magic possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to ECHO or to which ECHO had access.

     4.9 Suppliers and Customers. No substantial supplier or customer (who accounted for more than 2% of aggregate 1998 purchases or more than 2% of aggregate 1998 revenues, as the case may be) or any prospective customer, has indicated to ECHO or EAC that it intends to terminate its relationship with ECHO or EAC, nor does ECHO or EAC have knowledge that any such supplier or customer intends to terminate such relationship. There is no information that would indicate that ECHO or EAC does not have good business relations with each supplier and customer, or that consummation of the transactions contemplated by this Agreement would or might disrupt ECHO's and EAC's existing relationships with any such supplier or customer.

     4.10 Records. ECHO and EAC has made available to Magic all records requested by Magic in all media, including without limitation all requested financial records, product records, software code, written operating procedures, customer records, personnel records, and insurance records.

     4.11 No Material Adverse Effect. To the best of ECHO's and EAC's knowledge, there does not exist any fact or circumstance which, alone or together with another fact of circumstance, could reasonably be expected to have an effect on the business, properties, assets, condition (financial or otherwise), liabilities, operations, properties or prospects of ECHO or EAC taken as a whole in an amount in excess of $200,000.

     4.12 Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by ECHO or EAC.

     4.13 Survival of Provisions. The provisions of this Article IV shall survive the Effective Date and the Merger.

     4.14 Knowledge Representation. When the words "to the best of ECHO's and EAC's knowledge" appear in the provisions of this Article IV, it is understood that no affirmative investigation has been made to confirm such "knowledge."


                                        V
                               RESTRICTIVE LEGENDS


     5.1 Securities Act of 1933. Each certificate representing the ECHO Shares shall bear a legend substantially as follows:

      THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR (2) THE TRANSFER IS MADE IN COMPLIANCE WITH SECURITIES AND EXCHANGE COMMISSION RULE 144, OR (3) ECHO RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES REASONABLY SATISFACTORY TO ECHO, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

     5.2 Escrow Legend. While in escrow as provided in this Agreement, each certificate representing ECHO Shares shall bear a legend substantially as follows:

      THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO
      RESTRICTIONS ON TRANSFER SET FORTH IN AN ESCROW AGREEMENT,
      A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE
      COMPANY, AND CANNOT BE TRANSFERRED EXCEPT AS PROVIDED IN
      THAT ESCROW AGREEMENT.

     5.3 Additional Legends. Each certificate representing ECHO Shares shall bear any other legend required by the securities laws or other laws of any jurisdiction.

     5.4 Restrictions on Transfer. ECHO need not register a transfer of any of the ECHO Shares unless the conditions and requirements specified in the applicable legend are satisfied. in addition, ECHO shall make a notation regarding the restrictions on transfer of ECHO Shares in its stock books. ECHO Shares shall be transferred on the books of ECHO only if transferred or sold in compliance with the Securities Act of 1933 and applicable state securities and other laws.


                                       VI
                          SELLING SHAREHOLDER COVENANTS

     6.1 Covenant Regarding Competition. Each of Kris D. Winckler, Steven D. Kirk, Robert L. Hare, and Steven J. Freed agrees that, during the three (3) year period after the Closing, he will not, directly or indirectly, in any state or territory of the United States or in any other country:

      (A) engage in any enterprise which competes with Magic or may reasonably result in competition with Magic;

      (B) solicit any employee of Magic or any consultant engaged by Magic for the purpose of hiring such employee or consultant;

      (C)  solicit any customer of Magic for the purpose of providing any
      services or any products   to such customer similar to the products sold
      to that customer by Magic.

     6.2 Trade Secrets. Each of the Selling Shareholders agrees that he will not at any time use or disclose any Trade Secrets of ECHO or any subsidiary of ECHO including without limitation Magic (individually and collectively referred to in this Section 6.2 as "ECHO"), except as otherwise agreed in a writing signed by a duly authorized officer of ECHO and by the Selling Shareholder. Trade Secrets include ECHO's marketing plans, product plans, customer lists, confidential proprietary rights in ECHO's intellectual property, and other nonpublic proprietary information that ECHO may designate as a "Trade Secret." Each of the Selling shareholders further agrees that he will not use or disclose the nonpublic proprietary information of any other person that the Selling Shareholder has reason to know that ECHO has an obligation to protect from disclosure or use.

     6.3 Inventions Disclaimer and Assignment. Each of the Selling Shareholders disclaims any right, title or interest in any tangible or intangible asset of Magic including without limitation any concept, design, idea, method, computer program, software, system, manual, documentation or trade Secret of Magic ("Magic Asset"), and hereby assigns and transfers to Magic any right, title or interest that such Selling Shareholder may now or in the future have in any Magic Asset. Each of the Selling Shareholders will assist Magic (at Magic's expense) in obtaining and from time to time enforcing patents, copyrights, and other legal protection for Magic Assets in the United States and any other country, including without limitation by executing all documents confirming his assignment of any Magic Asset necessary to ensure and perfect Magic's right to such Magic Asset and to apply for and obtain patents, copyrights and other legal protection.

     6.4 Remedies. Each of the Selling Shareholders acknowledges that a breach of this Article VI may cause ECHO continuing and irreparable injury to its business which may not be adequately compensated for by money damages. Each of the Selling Shareholders therefore agrees that in the event of any actual or threatened breach of this Article VI, ECHO shall be entitled, in addition to other available remedies, to a temporary restraining order and to injunctive preliminary and final relief to prevent any violations of this
Article VI. in any such injunctive proceedings, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses.

     6.5 Survival of Provisions. The provisions of this Article VI shall survive and continue in effect after Effective Date.

                                       VII
                                    INDEMNITY

     7.1 Indemnity by ECHO. ECHO shall indemnify and hold harmless the Selling Shareholders and their heirs, representatives and assigns, from any claims, liabilities, losses, damages and related expenses caused by breach of any provision of this Agreement, including without limitation any representation or warranty set forth in Article IV.

     7.2 Indemnity by Selling Shareholders. The Selling Shareholders shall jointly and severally indemnify and hold harmless ECHO, and its successors and assigns, from any claims, liabilities, losses, damages and related expenses caused by breach of any provision of this Agreement, including without limitation any representation or warranty set forth in Article III.

     7.3 Further Indemnity by ECHO. ECHO agrees to indemnify Magic and the Selling Shareholders from all liabilities, including reasonable attorneys fees and court costs, arising from an alleged non-circumvention agreement between ECHO and Precision Life Style International Corp.
PLIC).

     7.3 Survival of Provisions. The provisions of this Article VII shall survive and continue in effect after the Effective Date.



                                      VIII
                              CONDITIONS TO CLOSING


8.1 ECHO Conditions. The obligations of ECHO under this Agreement are subject to the fulfillment on or before the date of Closing of each of the following conditions, any of which may be waived by ECHO in writing:

        8.1.1 Delivery of Documents at Closing. All documents required to be delivered to ECHO at Closing shall have been tendered for delivery to ECHO.

        8.1.2 Compliance with Law. All consents, authorizations, permits or other approvals, if any, that are required by any governmental authority or regulatory agency (other than filing the Articles of Merger), or under any agreement or other document under which ECHO or Magic is obligated, shall have been duly obtained and shall be effective. Consummation of the transactions contemplated by this Agreement shall comply with all requirements of corporate law applicable to mergers; and shall not violate any law, regulation, or order of any governmental authority or any court, nor any obligation under which ECHO, EAC or Magic is bound.

        8.1.3 ECHO Director Approval. The board of directors of ECHO shall have approved the execution of this Agreement.

        8.1.4 Magic Director Approval. The board of directors of Magic shall have approved this Agreement and the Merger, and shall have directed that the Merger be submitted to the shareholders of Magic for approval, and copies of the resolution of such board of directors setting forth such approvals and direction, certified by the President and Secretary of Magic, shall have been delivered to ECHO.

        8.1.5 Magic Shareholder Approval. The shareholders of Magic shall have approved the Merger as required by law, and copies of the resolution of such shareholders setting forth such approval, certified by the President and Secretary of Magic, shall have been delivered to ECHO.

        8.1.6 Documents. All documents delivered to ECHO pursuant to this Agreement shall be reasonably acceptable to ECHO.

        8.1.7 Adverse Changes. No material adverse change shall have occurred in the financial condition, working capital, assets, liabilities, business, operations or prospects of Magic since the date of its most recent balance sheet delivered to ECHO as provided in this Agreement.

        8.1.8 Representations and Warranties True. The representations and warranties of Magic and the Selling Shareholders set forth in Article III shall be true in all material respects as of the date of Closing.

        8.1.9 Employee Agreements. Each of the employees of Magic designated by ECHO shall have signed and delivered a Nondisclosure and Inventions Disclaimer Agreement substantially in the form of Exhibit J.

        8.1.10 Resignations of Directors and Officers. Each director and each officer of Magic shall have signed a resignation in the form of Exhibit K.

        8.1.11 Investor Representations. Each Selling Shareholder shall have delivered to ECHO an executed copy of investor Representations and, based on those investor Representations and other information known to ECHO, ECHO shall have determined that issuance of ECHO Shares to the Selling Shareholders complies with the Securities Act and applicable State Law.

8.2 Magic/Selling Shareholder Conditions. The obligations of Magic and the Selling Shareholders under this Agreement are subject to the fulfillment on or before the date of Closing of each of the following conditions, any of which may be waived by Magic and Selling Shareholders holding a majority of the Magic Shares in writing:

        8.2.1 Delivery of Documents at Closing. All documents required to be delivered to Selling Shareholders at Closing shall have been tendered for delivery to the Selling Shareholders.

        8.2.2 Compliance with Law. All consents, authorizations, permits or other approvals, if any, that are required by any governmental authority or regulatory agency (other than filing the Articles of Merger), or under any agreement or other document under which ECHO or Magic is obligated, shall have been duly obtained and shall be effective. Consummation of the transactions contemplated by this Agreement shall comply with all requirements of corporate law applicable to mergers; and shall not violate any law, regulation, or order of any governmental authority or any court, nor any obligation under which ECHO, EAC or Magic is bound.

        8.2.3 EAC Director Approval. The board of directors of EAC shall have approved this Agreement and the Merger, and shall have directed that the Merger be submitted to the shareholder of EAC for approval, and copies of the resolution of such board of directors setting forth such approval, certified by the President and Secretary of EAC, shall have been delivered to the Selling Shareholders.

        8.2.4 EAC Shareholder Approval. The shareholders of EAC shall have approved the Merger as required by law, and copies of the resolution of such shareholder setting forth such approval, certified by the President and Secretary of EAC, shall have been delivered to ECHO.

        8.2.5 Adverse Changes. No material adverse change shall have occurred in the financial condition, working capital, assets, liabilities, business, operations or prospects of ECHO since the date of its most recent balance sheet filed with the Securities and Exchange Commission.

         8.2.6 Representations and Warranties True. The representations and warranties of ECHO as set forth in Article Iv shall be true in all material respects as of the date of Closing.


                                       IX
                                     CLOSING

     9.1 Date of Closing. The closing of the transactions contemplated by this Agreement ("Closing") shall take place on April 20, 1999 at 12:00 o'clock, at the offices of Magic located at the address Set forth at the end of this Agreement, or at such other date, time and place as ECHO, Magic and Selling Shareholders holding a majority of the Magic Shares may agree in writing.

     9.2 Documents to be Delivered At Closing. At the Closing, the parties shall deliver the following.

   (1)  Each of the Selling Shareholders shall deliver to ECHO:

      (A) Certificates for Magic Shares as provided in this Agreement, duly endorsed to transfer all right, title and interest in such Shares to ECHO along with such other documents as ECHO shall reasonably request to ensure the transfer to ECHO of all such right, title and interest, totaling all of the Magic Shares.

      (B)   An executed copy of the Escrow Agreement.

      (C)   An executed copy of this Agreement, if not previously delivered.

      (D) Completed and executed Investor Representations, if not previously delivered.


   (2) ECHO shall deliver

      (A) Certificates for the number of Basic Shares issued to each Selling Shareholder, to the Escrow Agent in accordance with the Escrow Agreement.

      (B)  An executed copy of the Employment Agreement, to Kris D. Winckler,
      Steven D. Kirk, Robert L. Hare, and    Steven J. Freed, respectively.

      (C)  An executed copy of the Escrow Agreement, to each Selling
      Shareholder.

      (D) An executed copy of this Agreement, to each Selling Shareholder, if not previously delivered.

   (3)  Magic shall deliver to ECHO

      (A) Employment, Nondisclosure and Inventions Disclaimer Agreements as provided in Section 8.1.9.

      (B) Resignations signed by each director and officer of Magic as provided in Section 8.1.10.

      (C)  An executed copy of the Escrow Agreement.

      (D)  Executed copies of Employment Agreements with Kris D.
      Winckler, Steven D. Kirk, Robert L. Hare, and Steven J. Freed.

      (E)  An executed copy of this Agreement, if not previously delivered.

      (F)  Articles of Merger, signed by the President and Secretary of Magic.

   (4)  EAC shall deliver to Magic and to the Selling Shareholders:

      (A) Copies of resolutions adopted by the board of directors of EAC approving this Agreement and the Merger, certified by the President and the Secretary of EAC.

      (B) Copies of resolutions adopted by the shareholder of EAC approving this Agreement and the Merger, certified by the President and the Secretary of Magic.

      (C) Articles of Merger, signed by the President and the Secretary of EAC.

   (5) Kris D. Winckler, Steven D. Kirk, Robert L. Hare, and Steven J. Freed shall each deliver an executed copy of his Employment Agreement, to ECHO.


                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

     10.1 Governing Law. This Agreement was made in and shall be governed in all respects by the laws of the State of California, except that the laws of New Mexico shall govern the Merger.

     10.2 Survival. The representations, warranties, covenants and agreements made herein shall not be waived or affected by any investigation by any party and shall survive the closing of the transactions contemplated hereby.

     10.3 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     10.4 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof

     10.5 Amendments. Any amendment or modification to this Agreement must be in writing signed by all of the parties.

     10.6 Notices. All notices required or permitted hereunder shall be in writing and shall be mailed by registered or certified mall, postage prepaid, or otherwise delivered by hand or by messenger, addressed to each party at the address set forth at the end of this Agreement, or at such other address as the party shall have furnished by notice hereunder.

     10.7 Expenses. Each party shall bear its own expenses, including legal fees, incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

     10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and each of which shall be enforceable against the parties actually executing such counterpart, and all of which together shall constitute one instrument.

     10.9 Headings. The headings in this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     10.10 Waivers. Any waiver of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

     10.11 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     10.12 Attorneys Fees. If legal or other proceedings are instituted by any party against any other party to enforce any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs and ancillary expenses.

     10.13 Assumption of Liabilities. ECHO assumes and agrees to pay amounts owing to Lila Hare and Debra Kirk, aggregating $53,536.60 on or before April 1, 2000. ECHO will hold harmless Magic and the Selling Shareholders from any liability in connection therewith.

     10.14 Certain Magic Liabilities. ECHO will hold harmless Magic and Selling Shareholders from any liability in connection with Magic's office lease and its equipment loan from First Security Bank and will endeavor to get Selling Shareholders released from their personal guarantee of the office lease and equipment loan.

     10.15 ECHO Funding Commitment. In the event that ECHO falls to provide funding in at least the amounts and on or before the times set forth in Exhibit L, all unearned Performance Shares shall immediately vest.

     10.16 Selling Shareholders' Spousal Indemnity and Representations. Each of the Selling Shareholders will indemnify and hold harmless ECHO, its successors and assigns, against all liabilities, all defects in title to Magic Shares transferred to ECHO pursuant to this Agreement, and all related costs and expenses, arising out of any claim by the spouse of the Selling Shareholder based on marital rights of the spouse in such Magic Shares. Kris
D. Winckler and Steven Kirk each represents that the person signing along with that Selling Shareholder below is the spouse of that Selling Shareholder. Robert L. Hare and Steven I. Freed each represents that he is not married as of the date of Closing. Robert Moller and Lisa Moller represent that they are spouses and co-owners of the Magic Shares indicated opposite their names.

     10.17 Further Action. Each party agrees to execute and deliver such documents and to take such further action after Closing as may be necessary or appropriate to effect the Merger and the other provisions of this Agreement.

     10.18 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                                   ARTICLE XI
                          SIGNATURES AND SHARE AMOUNTS

     The parties hereto have evidenced their agreement to the provisions of this Agreement by their signatures subscribed below, it being understood that the Selling Shareholders hold the number of Magic Shares indicated, and the Selling Shareholders are entitled to receive the number of Base Shares indicated and up to the maximum number of Performance Shares indicated, in accordance with and subject to the terms of this Agreement.

     Each spouse signing below represents that she has read and understood this Agreement, she consents to its terms, and she releases and assigns any community property or other interest she may have in any of the Magic Shares to ECHO pursuant to this Agreement.

"ECHO"                            "MAGIC"

ELECTRONIC CLEARING HOUSE, INC.   MAGIC SOFTWARE DEVELOPMENT, INC.



By:  Joel M. Barry,               By: Kris D. Winckler,
     Chairman and                     President and Chief
       Chief Executive Officer         Executive Officer

28001 Dorothy Drive               215 Central Avenue N.W., Suite 3A
Agoura Hills, CA 91301-2697       Albuquerque, NM 87102


"EAC"

ECHO ACQUISITION CORPORATION


By: Joel M. Barry,
    Chairman and Chief Executive Officer

28001 Dorothy Drive
Agoura Hills, CA 91301-2697







                                                  MAXIMUM
                                MAGIC   BASE      PERFORMANCE
SELLING SHAREHOLDERS            SHARES  SHARES    SHARES

Kris Winckler                   25      250,000   250,000
Patricia Winckler



Steven D. Kirk                  25      250,000   250,000
Debra Kirk



Robert L. Hare                  25      250,000   250,000



Steven J. Freed                 18      180,000   180,000



Richard Moller                   7       70,000    70,000
Lisa Moller

/TABLE

                                                                   EXHIBIT 99.1



      FOR IMMEDIATE RELEASE
      April 29, 1999


              ECHO ANNOUNCES THE COMPLETION OF THE ACQUISITION OF
                        MAGIC SOFTWARE DEVELOPMENT, INC.

      Agoura Hills, Calif.--Electronic Clearing House, Inc. (NASDAQ:ECHO) today announced the completion of the acquisition of Magic Software Development, Inc. (Magic). ECHO had announced an agreement in principle on March 8, 1999 and final recording of the acquisition with the appropriate state agencies occurred on April 27, 1999. Magic, who will operate as a wholly owned subsidiary of ECHO, is based in Albuquerque, New Mexico, and is a provider of electronic check conversion, electronic check re-presentment, check verification, and check guarantee solutions to financial services companies and retailers across the nation.

      Under the terms of the acquisition, ECHO issued 1,000,000 shares of ECHO common stock. The shares will be held in escrow and 500,000 shares will be released to the Magic selling shareholders on April 1, 2001 and 500,000 shares will be released on April 1, 2002.

      An additional 1,000,000 shares of ECHO stock will be placed into escrow to be issued to the Magic selling shareholders under a performance clause wherein, should the Magic subsidiary's performance meet or exceed predetermined earnings goals for fiscal year 2000 and 2001, a proportionate number of performance based shares will be issued. Any shares issued under the performance clause will be held in escrow and 50% will be released on April 1, 2003 and the balance will be released on April 1, 2004.

      Mr. Kris Winckler, President of Magic, will remain the President of the ECHO subsidiary and Mr. Dave Griffin, Vice President of ECHO, has been designated Director of Check Services and will assist in the integration of Magic products and services with the ECHO family of products and services.

      "We believe it is logical for a merchant to expect their payments processor to provide a full complement of payment options and, with the addition of Magic, ECHO will be one of a select few processors in the nation who will have fully integrated credit card and check services", stated Joel M. Barry, CEO of ECHO. "We intend to make both forms of payment available in real time over the internet, which will further distinguish ECHO from other less technically capable processors, and maximize the benefit to our growing internet base of merchants", stated Mr. Barry.

      Magic has been an active member of the Electronic Check Counsel, a group of national retailers, banks and electronic processors, that was set up by the National Automated Clearing House Association (NACHA) to investigate and advise NACHA on new electronic check products. "NACHA just announced its approval of new rules relating to electronic check conversion which will result in substantial cost savings for both retailers and financial institutions", said Kris Winckler, President of Magic.

      In a check conversion transaction, the consumer presents a retail merchant with a check which is run through an electronic reader to capture the consumer's bank account number, routing information, and check serial number. The merchant then returns the check to the consumer with a "void" stamped on the check. The consumer signs a receipt authorizing the electronic transaction and keeps a copy as a record of the purchase. The merchant initiates an Automated Clearing House (ACH) debit, using the check information and transaction amount, which is processed electronically through the ACH network. The ACH Network is commonly used for payments such as Direct Deposit of payroll and Social Security benefits, and automated bill payments. In 1998, more than 5.3 billion ACH payments were made worth over $16 trillion.

      The benefits to retailers of using electronic checks at the point of sale include reduced costs from the elimination of paper handling, faster and more effective redeposit and return item processing, simplified reconciliation, detailed settlement and transaction reporting, improved customer information flow, and a lower incidence of fraud.

      "Magic is a leader in developing and deploying electronic check services and, with ECHO's background and capabilities in credit card and internet-based processing, the combined suite of services we will be able to offer to merchants should make ECHO a highly preferred processor with merchants across the nation", stated Winckler.

      "The Magic team of programmers and engineers match well with ECHO's distinction as a technically competent company", stated Mr. Barry. "We think some innovative products and services, especially in the internet, will naturally result from this combination of talent."

      To take advantage of the new "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, you are hereby cautioned that this release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Actual operations and results may differ materially from those expressed in the forward-looking statements made by the Company.

      Electronic Clearing House, Inc. provides credit card processing, check guarantee, inventory tracking services and various Internet services to over 19,000 retail merchants and U-Haul dealers across the nation. ECHO also designs, develops and manufactures software and point-of-sale hardware that is utilized as credit card processing terminals, automated money order dispensers, inventory tracking devices, and casino cash advance systems.

                             #          #          #

Media Contact:
Donna Camras, Corporate Secretary                  URL: http://www.echo-inc.com
818-706-8999, ext. 3033                               E-MAIL: corp@echo-inc.com
Electronic Clearing House, Inc.
Agoura Hills, Calif.